Exhibit 10.3
EXECUTION VERSION
TERM NOTE
$4,000,000.00 Indianapolis, Indiana
Dated: July 31, 2020

1.PROMISE TO PAY. On or before October 1, 2028 (the "Maturity Date"), AQUABOUNTY FARMS INDIANA LLC, a Delaware limited liability company (the "Borrower"), with an address of 2 Mill and Main Place, Suite 395, Maynard, MA 01754, promises to pay to the order of FIRST FARMERS BANK AND TRUST (the "Bank") at the principal office of the Bank at 123 N. Jefferson Street, Converse, Indiana 46919, the principal sum of Four Million and 00/100 Dollars ($4,000,000.00), plus interest as provided herein, less such amounts as shall have been repaid in accordance with this Term Note (this "Note").
2.NOTE TERMS, RATE AND PAYMENT DATES. This Note evidences indebtedness (the "Loan") incurred or to be incurred by the Borrower under the term loan extended to the Borrower by the Bank pursuant to that certain Loan and Security Agreement dated as of even date with this Note (as the same may be amended, renewed, consolidated, restated, replaced or otherwise modified from time to time, the "Loan Agreement"), and shall be subject to the terms and conditions of the Loan Agreement. The outstanding balance of this Note shall appear on a supplemental bank record and is not necessarily the face amount of this Note, which record shall evidence the balance due pursuant to this Note at any time. Such records shall be deemed prima facie to be correct as to such matters. The failure of the Bank to make any such recordation on its books shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loan made by the Bank.
Interest on the unpaid principal balance of any Loan outstanding from time to time prior to and after maturity will accrue at the Interest Rate provided in the Loan Agreement. Prior to October 1, 2021, accrued interest shall be due and payable on the first (1st) day of each calendar month commencing on the first (1st) day of the calendar month immediately following the calendar month in which the first disbursement of proceeds of the Loan is made. After October 1, 2021, in addition to monthly accrued interest, the unpaid principal balance of this Note shall be due and payable in consecutive monthly installments of $56,831.95; provided that the entire principal balance, together with all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding hereunder shall be due and payable in full on the earlier of (a) the Maturity Date or (b) acceleration of this Note. If any payment to be made by the Borrower hereunder shall become due and payable on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. After maturity, interest shall be due and payable as accrued and without demand. The interest rate under this Note will not exceed the maximum rate permitted by applicable law under any circumstances.
Payments received in respect of this Note will be applied in the following order: first, to charges, fees and expenses (including attorneys' fees if an Event of Default has occurred and is continuing), second, to accrued interest, and third to principal. No part of the Indebtedness evidenced by this Note may, on the repayment thereof, be redrawn or reborrowed by Borrower.

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3.SECURITY. This Note is secured, among other things, by all of the Collateral described in the Loan Agreement.
4.USE OF PROCEEDS. Borrower certifies that the proceeds of the Loan will be used for business purposes in accordance with the Loan Agreement and the other Loan Documents.
5.REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank that the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and accurate as of the date hereof.
6.DEFINITIONS. Capitalized terms used herein which are not otherwise defined in this Note shall have the meanings set forth in the Loan Agreement or in the other Loan Documents, as applicable. All financial terms used herein but not defined herein or in the Loan Agreement or in any other Loan Document have the meanings given to them by GAAP. All other undefined terms have the meanings given to them in the Uniform Commercial Code as adopted in the State of Indiana.
7.COVENANTS. Borrower agrees that, from the date of execution of this Note until payment in full of the Obligations, Borrower will comply with all of the covenants set forth in the Loan Agreement and the other Loan Documents.
8.EVENTS OF DEFAULT. The occurrence of an "Event of Default" under Article 10 the Loan Agreement or any of the other Loan Documents shall constitute an Event of Default under this Note.
9.REMEDIES. Upon the occurrence of an Event of Default and during the continuation thereof, in addition to any other remedy permitted by law, including, but not limited to those remedies provided to secured parties under the Uniform Commercial Code, Bank may at any time, without notice, if permitted under applicable law: (i) increase the Interest Rate to the Default Rate, (ii) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in the Loan Agreement or this Note (including any increased rate), and (iii) apply the Collateral to this Note or such other Obligations, whether due or not, and (iv) proceed to enforce and protect its rights by an action at law or in equity or by any other appropriate proceedings; provided that this Note and the Obligations shall be accelerated automatically and immediately if the Event of Default is a filing under the U.S. Bankruptcy Code. In addition, Bank may use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, tradestyle, copyright, patent right, trade secret or technical process used or utilized by Borrower. Bank may take such measures as Bank may deem necessary or advisable to preserve, collect, process, develop, maintain, protect, care for or insure the Collateral or any portion thereof; and Borrower irrevocably appoints Bank as Borrower's attorney-in-fact to do all acts and things in connection therewith and in particular, to endorse checks and other instruments payable to Borrower. The Borrower shall pay all costs of collection incurred by Bank, including its Attorneys' Fees, if this Note is referred to an attorney for collection, whether or not payment is obtained before entry of judgment.

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Bank's rights and remedies hereunder are cumulative, and may be exercised together, separately, and in any order. No delay on the part of Bank in the exercise of any such right or remedy shall operate as a waiver. No single or partial exercise by Bank of any right or remedy shall preclude any other further exercise of it or the exercise of any other right or remedy. No waiver or indulgence by Bank of any Event of Default shall be effective unless in writing and signed by Bank, nor shall a waiver on one occasion be construed as a waiver of any other occurrence in the future.
10.LATE FEE; DEFAULT RATE; FEES. The Bank may charge late fees as set forth in the Section 2.1(b) of the Loan Agreement. Additionally, subject to Section 2.1 of the Loan Agreement, upon the occurrence and during the continuation of an Event of Default, the Borrower agrees to pay to Bank, and the Borrower agrees that Bank may increase the Interest Rate to, in each case without notice, the Default Rate. Bank may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason. In addition, Bank may charge loan documentation fees as may be reasonably determined by Bank.
11.PREPAYMENT. The Borrower may prepay all or part of the Loans under this Note, subject to the provisions of Section 2.1(d) of the Loan Agreement.
12.ENTIRE AGREEMENT; FACSIMILE SIGNATURE; MULTIPLE COUNTERPARTS. Borrower agrees that there are no conditions or understandings which are not expressed in this Note and the other Loan Documents. This Note may be (a) signed by facsimile signature or other electronic delivery of an image file reflecting the execution hereof, and if so signed, may be relied on by Bank as if the document were a manually signed original and will be binding on Borrower for all purposes, and (b) executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
13.SEVERABILITY AND INTERPRETATION. The declaration of invalidity of any provision of this Note shall not affect any part of the remainder of the provisions. Unless the context otherwise indicates, the singular includes the plural and vice versa, the masculine includes the feminine and neuter, and the pronouns "herein" and the like refer to this entire Note.
14.ASSIGNMENT. Borrower agrees not to assign any of Borrower's rights, remedies or obligations described in this Note without the prior written consent of Bank, which Bank will not unreasonably withhold, condition or delay. Borrower agrees that Bank may assign some or all of its rights and remedies described in this Note in accordance with the terms and conditions of the Loan Agreement.
15.MODIFICATION; WAIVER OF BANK. The modification or waiver of any of the Borrower's obligations or Bank's rights under this Note must be contained in a writing signed by the Borrower and Bank. Bank may perform Borrower's obligations, or delay or fail to exercise any of its rights or remedies, without causing a waiver of those obligations or rights. A waiver on one occasion shall not constitute a waiver on another occasion. The Borrower's obligations under this Note shall not be affected if Bank amends, compromises, exchanges, fails to exercise, impairs or releases (i) any of the obligations belonging to any co-borrower, endorser

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or guarantor, (ii) any of its rights against any co-borrower, guarantor or endorser, or (iii) the Collateral or any other property securing the Obligations.
16.WAIVER OF BORROWER. Demand, presentment, protest and notice of dishonor, notice of protest and notice of default are hereby waived by Borrower, and any endorser or guarantor hereof. Borrower, and any co-maker and accommodation maker of this Note hereby waives relief under valuation and appraisement laws and all suretyship defenses including but not limited to all defenses based upon impairment of Collateral and all suretyship defenses described in Section 3-605 of the UCC. Such waiver is entered to the full extent permitted by Section 3-605 (i) of the UCC.
17.NOTICES. Any notices under or pursuant to this Note shall be made in accordance with the Loan Agreement.
18.TIME IS OF THE ESSENCE. Time is of the essence in carrying out all of the provisions in this Note.
19.GOVERNING LAW; CONSENT TO JURISDICTION. This Note is delivered in, is intended to be performed in, will be construed and enforceable in accordance with and governed by the internal laws of, the State of Indiana, without regard to principles of conflicts of law that would result in the application of the laws of any state other than the State of Indiana. Borrower agrees that the state and federal courts in the County where Bank is located or any other court in which Bank initiates proceedings shall have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to Borrower at the address set forth in the Loan Agreement.
20.JURY WAIVER. BANK, BORROWER AND ANY ENDORSER OR GUARANTOR HEREOF WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
21.JOINT AND SEVERAL LIABILITY. All of the obligations of Borrower hereunder are joint, several and primary. No Borrower shall be or be deemed to be an accommodation party with respect to this Note.

(Signature Page Follows)

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BORROWER

AQUABOUNTY FARMS INDIANA LLC,
a Delaware limited liability company

By: /s/David A. Frank
Name: David A. Frank
Title:  Treasurer and Chief Financial Officer

STATE OF MASSACHUSETTS )
         ) SS:
COUNTY OF MIDDLESEX  )

The foregoing instrument was acknowledged before me, a Notary Public in and for said County and State, on this 31st day of July, 2020, by David A. Frank, as Treasurer and Chief Financial Officer of AquaBounty Farms Indiana LLC, a Delaware limited liability company, on behalf of the company.

/s/ Christopher H. Martin
Print Name: Christopher H. Martin
Notary Public, Middlesex County, Massachusetts
My commission expires: August 19, 2022

[Affix seal below]

/SEAL/

(Signature Page to Term Note)

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WITNESS:

/s/ Sherry Sylvester
Witness Signature

Witness Name (Print): Sherry Sylvester

STATE OF MASSACHUSETTS )
        ) SS:
COUNTY OF MIDDLESEX )

Before me, a Notary Public in and for said County and State, personally appeared Sherry Sylvester, on this 31st day of July, 2020, being known to me to be the person whose name is subscribed as a witness to the foregoing instrument, who, being duly sworn by me, deposes and says that the foregoing instrument was executed and delivered by David A. Frank in the above-named subscribing witness’s presence, and that the above-named subscribing witness is not a party to the transaction described in the foregoing instrument and will not receive any interest in or proceeds from the property that is the subject of the transaction.

/s/ Christopher H. Martin
Print Name: Christopher H. Martin
Notary Public, Middlesex County, Massachusetts
My commission expires: August 19, 2022

[Affix seal below]

/SEAL/

(Signature Page to Term Note)

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